EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-38208, 33-61846, 33-56535) of Tech-Sym
Corporation of our report dated February 23, 1999 (except as to paragraphs 4 and 6 of Note 2, which are as of March 15 and March 24, 1999, respectively), appearing on page F-2 of this Annual Report on Form 10-K.




PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 30, 1999